As filed with the Securities and Exchange Commission on
                            December 23, 1997
                               Securities Act Registration No. 333-
______________________________________________________________________________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                ____________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                                ____________

                           DETOUR MAGAZINE, INC.
            (Exact name of registrant as specified in its charter)

             Colorado                                         84-1156459
---------------------------------                       ---------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification number)

6855 Santa Monica Boulevard
Suite 400
Los Angeles, California                                          90038
---------------------------------------                         -------
(Address of principal executive offices)                       (Zip Code)


          DETOUR MAGAZINE, INC. 1997 NON-QUALIFIED STOCK OPTION PLAN
                         (Full Title of the Plan)

Edward T. Stein,                              Copies to:
Chairman & Chief Executive Officer            Andrew I. Telsey, Esquire
Detour Magazine, Inc.                         Andrew I. Telsey, P.C.
201 N. Service Rd.                            2851 S. Parker Road, Suite 720
Melville, N.Y. 11747                          Aurora, Colorado  80014
------------------------------------          (303) 671-8920
(Name & address of agent for service)

                                (213) 469-9444
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         (CALCULATION OF REGISTRATION FEE)
______________________________________________________________________________

                                    Proposed     Proposed
                         Amount     maximum       maximum       Amount of
Title of securities      to be      offering     aggregate     registration
to be registered      registered    price per    offering          fee
                                      Share        price
______________________________________________________________________________

Common Stock,          2,200,000     $0.015       $33,000         $10.00
$0.001 par value         shares
______________________________________________________________________________

*Estimated for calculation of registration fee only, pursuant to Rule 457(h)(1), calculated on the basis of the book value of the Company, as included in the Company's Form 10-QSB for the nine month period ended September 30, 1997, as filed with the Securities and Exchange Commission.

In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Detour Magazine, Inc. 1997 Nonqualified Stock Option Plan described herein.

                  This Form S-8 consists of sixteen pages.
                Exhibits are indexed beginning at page five.

______________________________________________________________________________

                        PART II.  INFORMATION REQUIRED
                        IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated into this Registration Statement by reference:

     (1) The Company's latest Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996, (the "Annual Report"), filed pursuant to Section 13 of the Exchange Act;

     (2) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (1), above.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation provide that the Company will indemnify any officer or director to the full extent permitted by law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable, In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.

     4.1      Detour Magazine, Inc. 1997 Nonqualified Stock Option Plan

      5 Opinion of Andrew I. Telsey, P.C. regarding legality of the securities covered by this Registration Statement.

     24.1 The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5 to this Registration Statement.

      24.2    Consent of Marcum & Kliegman LLP, independent auditors.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 22, 1997.

                                      DETOUR MAGAZINE, INC.


                                      By:/s/ John Evans
                                         -------------------------------------
                                         John Evans, President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                            Signatures and Capacities:


Dated:  December 22, 1997                    /s/ Edward T. Stein
                                   -------------------------------------------
                                   Edward T. Stein, Chairman and CEO

Dated:  December 22, 1997                    /s/ James Turner
                                   -------------------------------------------
                                   James Turner, Director

Dated:  December 22, 1997                    /s/ Luis Barajas
                                   -------------------------------------------
                                   Luis Barajas, Director

Dated:  December 22, 1997                    /s/ John Evans
                                   -------------------------------------------
                                   John Evans, Director and President

Dated:  December 22, 1997                    /s/ Barry Ross

                                   -------------------------------------------
                                   Barry Ross, Director and Secretary

Dated:  December 22, 1997          ___________________________________________
                                   Lorraine Rasmussen, Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on December 22, 1997.

                                   DETOUR MAGAZINE, INC. 1997 NONQUALIFIED
                                   STOCK OPTION PLAN



                                   By: /s/ Edward T. Stein
                                      ----------------------------------------
                                       Edward T. Stein, Plan Administrator

                                EXHIBIT INDEX

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.                                                               Page
-----------                                                               ----

   4.1       Detour Magazine, Inc. 1997 Nonqualified Stock Option Plan       6

   5         Opinion of Andrew I. Telsey, P.C. regarding legality of the
               securities covered by this Registration Statement.           12

   24.1      The consent of Andrew I. Telsey, P.C., legal counsel for       -
               the Company to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5 to this Registration Statement.

   24.2      Consent of Marcum & Kliegman LLP, independent auditors.        15

____________________________

                      Detour Magazine, Inc.
                       ___________________

                           EXHIBIT 4.1
                       ___________________

                   DETOUR MAGAZINE, INC. 1997

                 NONQUALIFIED STOCK OPTION PLAN
                       ___________________

                              DETOUR MAGAZINE, INC.
                      1997 NON-QUALIFIED STOCK OPTION PLAN


     1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of the Detour Magazine, Inc., a Colorado corporation ("DETOUR" or the "Corporation"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees, consultants, representatives, officers and directors of the Corporation upon whose efforts and judgment the success of the Corporation is largely dependent, and to provide an incentive for other Companies to enter into a Consulting Agreement with the Corporation, through the encouragement of stock ownership in the Corporation, by such persons. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time the Option is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this Plan, the Board of Directors (the "Board") or the Stock Option Committee (the "Stock Option Committee") of the Corporation is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, non-qualified stock (Options) options to acquire shares of the Corporation's $.001 per value Common Stock (the "Stock").

     3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 2,200,000 shares. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not dispose of anything the holder received as a result of the corporate event.

     4. Eligible Persons. An Eligible Person means (i) any individual who is employed by the Corporation, (ii) any director of the Corporation or any Subsidiary of the Corporation, (iii) any consultant or representative of the Corporation or any Subsidiary of the Corporation, or (iv) any Company that is a party to a Consulting Agreement with the Corporation.

     5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall the terms which govern the Option. The terms shall be determined by the Board or the Stock Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock or property to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

     6. Option Price. The Option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and may be less than fair market value of the Corporation's shares of Common Stock. Fair market value as used herein shall be:

          a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchanges or over-the-counter market is closed or if no shares shall have traded on such a date, on the last preceding date on which such shares shall have traded.

          b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

     7.  Purchase of Shares.

          (a) An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, in property, the Corporation stock, or cashless exercise if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 6 hereof, having a value equal to such purchase price.

          (b) The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) If requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration, exemption or other qualification of such shares under any securities, governmental or regulatory body, which the Corporation shall determine to be necessary or advisable.

     8. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 21 herein. The Board shall appoint a member of the Stock Option Committee to act as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's Members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participating in a meeting in that manner will constitute presence in persons at the meeting.
Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

     9. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

     10. Determination of Value and Fair Market Value. In grating Options under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the value and fair market value of the Stock at this time of granting the Option.

     11. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, distribution shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

     12.  Exercise in the Event of Death or Termination of Employment.

          (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of death while an employee, his Options may be exercised not later than the expiration date specified in Paragraph 5 or six months after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, no later than the expiration date specified in Paragraph 5 hereof or ninety (90) days after the optionee's death, whichever date is earlier.

          (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months , he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but no later than the expiration date specified in Paragraph 5 hereof or six months after termination of employment, whichever date is earlier.

          (c) If an optionee's employment shall terminate with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination (as described in this Paragraph) of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) Days after termination of employment, whichever date is earlier. For purposes of this Paragraph 12, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

          (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise as set forth in Paragraphs 13(a)-(c) hereof, all right to exercise his Options shall terminate on the date of such termination of employment.

     13. Exercise in the Event of Termination of Consulting Agreement. If an optionee is granted options under a Consulting Agreement and that Consulting Agreement is terminated, the optionee's Options may be exercised, to the extent that the optionee shall have been entitled to do so, on the date of termination. All right to exercise the optionee's Options shall be terminated on the day following the termination of the Consulting Agreement.

     14. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty
(30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

     15. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

     16.  Non-transferability.   No Option granted under the Plan shall be
transferable except by will and the laws of interstate. During the lifetime of the optionee, an Option shall be exercisable only by the holder thereof.

     17. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

     18. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend , suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. The Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan.

     19. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by an government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to
(a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

     20. Name. The Plan shall be known as the Detour Magazine, Inc. Non-Qualified Stock Option Plan.

     21. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation or the Committee shall be sent to it at its office, 88-09 103 Avenue, Ozone Park, New York 11417, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

     22. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

     23. Effective Date. This Plan, the Detour Magazine, Inc. Non-Qualified Stock Option Plan, was adopted by the Board of Directors of the Corporation on December 10, 1997. The effective date of the Plan shall be the same date.

     Dated as of  December 22, 1997.

                              DETOUR MAGAZINE, INC.

                              By: /s/ John Evans
                                 -------------------------
                                  John Evans, President

                            DETOUR MAGAZINE, INC.
                             ___________________

                             EXHIBITS 5 AND 24.1
                             ___________________

                      OPINION OF ANDREW I. TELSEY, P.C.
                             ___________________

December 22, 1997



Mr. Edward T. Stein, Chairman
Detour Magazine, Inc.
201 N. Service Road
Melville, N.Y.  11747

     Re:  Detour Magazine, Inc.

Dear Mr. Stein:

In connection with the 2,200,000 shares of Common Stock, par value $0.001 per share (the "Shares"), of Detour Magazine, Inc. (hereinafter called the "Company"), included in the Company's 1997 Non-Qualified Stock Option Plan (the "Plan"), which Shares are proposed to be registered on Form S-8 under the Securities Act of 1933, as amended, we have examined the following instruments and documents:

     1.  Articles of Incorporation of the Company, as amended;

     2.  Bylaws of the Company, as amended to date;

     3. Copies of certain resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the reservation for issuance of up to 2,200,000 shares of the Company's Common Stock (the "Shares"), underlying the various options to be issued pursuant to the Plan.

We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion.

Based on the foregoing, it is our opinion that:

     (i) The Company is a corporation which has validly filed its Articles of Incorporation under the laws of the State of Colorado;

     (ii) The Plan and the Shares included in the Plan have been duly and validly authorized by all necessary action on the part of the Company; the Shares issuable pursuant to the Plan and upon exercise of the stock options authorized pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the terms of such issuance and stock option(s), will be validly issued, fully paid and nonassessable by the Company;

     (iii) The rights attendant to the Plan and the Shares reserved for issuance thereunder conform to the description thereof contained in the Prospectus;

     (iv) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the stock options and Shares reserved for issuance thereunder, or if so required, all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect;

     (v) The Registration Statement and the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder;


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
     (vi) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (vii) Such counsel does not know of any material statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not correctly described in all material respects as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

We hereby consent to the use of this opinion in the said Registration Statement being filed with the Securities and Exchange Commission and further consent to the reference to this firm in the Prospectus.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.







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














                            DETOUR MAGAZINE, INC.
                             ___________________

                                EXHIBIT 24.2
                             ___________________

                       CONSENT OF MARCUM & KLIEGMAN LLP
                             ___________________














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











                       CONSENT OF INDEPENDENT AUDITORS




To the Board of Directors and Shareholders of Detour Magazine, Inc.

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-8) of Detour Magazine, Inc. and to the incorporation by reference therein of our report dated February 7, 1997 with respect to the financial statements for the year ended December 31, 1996.



Marcum & Kliegman LLP


s/Marcum & Kliegman

Woodbury, New York
December 22, 1997



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